As filed with the Securities and Exchange Commission on August 2, 2022.

Registration No. 333-265769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Palisade Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-2007292
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Palisade Bio, Inc.

5800 Armada Drive, Suite 210

Carlsbad, California 92008

(858) 704-4900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Thomas Hallam, Ph.D., Chief Executive Officer

Palisade Bio, Inc.

5800 Armada Drive, Suite 210

Carlsbad, California 92008

(858) 704-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen Deschaine, Esq.	Michael F. Nertney
Cooley LLP	Ellenoff Grossman & Schole LLP
4401 Eastgate Mall	1345 Avenue of the Americas, 11th Floor
San Diego, California 92121	New York, New York 10105
(858) 550-6000	(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

This Amendment No. 2 is being filed solely for the purpose of filing the exhibits indicated in Item 16 of Part II of the Registration Statement. No change is made to the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 and 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee	$2,213
FINRA filing fee	$1,700
Printing expenses	$55,000
Legal fees and expenses	$320,000
Accounting fees and expenses	$48,000
Transfer agent fees and expenses	$12,000
Miscellaneous fees and expenses	$1,117

Total	$440,030

Item 14.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Our amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our amended and restated certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. We carry liability insurance for our directors and officers.

Item 15.	Recent Sales of Unregistered Securities

Set forth below is information regarding securities sold by us since January 1, 2019 that were not registered under the Securities Act of 1933, as amended (the Securities Act). Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. The information set forth below does not give retroactive effect to the Reverse Stock Split.

(a)	Issuances of Securities

1.

On January 17, 2020, we entered into a letter agreement (“Letter Agreement”) with certain institutional warrant holders of our Series M Warrants and Series N Warrants (each as defined below) (collectively, the “Holders”), pursuant which each Holder will received:

a.

one (1) Series P common stock replacement warrant (“Series P Warrant”) for every one (1) share purchased upon exercise of outstanding Series M common stock purchase warrants (“Series M Warrants”) issued on July 30, 2019 in the Company’s registered offering; and

b.

one (1) Series Q common stock replacement warrant (“Series Q Warrant”) for every one (1) share purchased upon exercise of outstanding Series N common stock purchase warrants (“Series N Warrants”) issued on July 30, 2019 in the Company’s registered offering

Pursuant to the Letter Agreement, and as an inducement to exercise the Series M Warrants and Series N Warrants, the exercise price of the Holder’s Series M Warrants and Series N Warrants are being reduced from $2.70 to $1.36 per share. The Holders collectively owned (i) 2,777,777 Series M Warrants and (ii) 2,777,777 Series N Warrants. The Company received gross proceeds of approximately $7,555,553, not including closing costs and placement agent fees. In connection with the transactions contemplated in the Letter Agreement, we entered into a letter agreement (the “Wainwright Placement Agent Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright was entitled to (i) a cash fee equal to 8% of the gross proceeds raised in the transactions contemplated by the Letter Agreement, (ii) a common stock purchase warrant equal to 44,444 shares of common stock issued in the Offering with an exercise price of $1.70, and a term of five (5) years (the “Placement Agent Warrant”), (iii) a management fee equal to 1.0% of the gross proceeds raised, (iv) $35,000 for non-accountable expenses; and (v) up to $90,000 in expenses of legal counsel and other out-of-pocket closing expenses. Additionally, Wainwright received a tail fee of 8% cash and 8% warrant coverage as described above with respect to any additional financing completed with any investors that entered into the Letter Agreement within the 12-month period following date of the Letter Agreement. Additionally, for a period of ten (10) months following the closing of the transaction contemplated by the Letter Agreement, Wainwright will have a right of first refusal to act as the sole book-running manager, underwriter, or placement agent for any future capital raising transactions.

2.

In connection with the sale of 5,000,000 shares of common stock pursuant to an effective registration statement on Form S-3, on May 22, 2020, we issued warrants to Wainwright pursuant to the Wainwright Placement Agent Agreement to purchase up to 400,000 shares of common stock. Such warrants are immediately exercisable, have an exercise price of $1.25 per share, and expire on the 5-year anniversary of May 22, 2020.

3.

Immediately prior to the Merger, we and LBS completed a private placement transaction (the “Pre-Merger Financing”) with Altium Growth Fund, LP (“Altium”) pursuant to that certain Securities Purchase Agreement, by and among us, LBS and the Investor, dated December 16, 2020, as amended

(the “Securities Purchase Agreement”), for an aggregate purchase price of $20.0 million. In connection with the closing of the Merger and the Pre-Merger Financing, we issued to Ecoban Securities, LLC (i) a warrant to purchase 18,353 shares of the Company’s common stock at a price of $17.72 per share and (ii) 118,833 shares of common stock, as payment for a success fee for closing the Merger and Pre-Merger Financing.

4.

On May 20, 2021, we issued to Altium a warrant to purchase 4,995,893 shares of common stock at a price of $5.53 per share. The warrant was immediately exercisable and has a term of five years from the date all of the shares underlying the warrant have been registered for resale.

5.

In 2020, LBS sold to certain holders unsecured promissory notes in the aggregate principal amount of $0.6 million and warrants to purchase an aggregate of 70,000 shares of common stock of LBS at an exercise price of $0.73 per share (the “Old Warrants”). In connection with the Merger, such warrants automatically converted into warrants to purchase an aggregate of 1,904 shares of our common stock at a purchase price of $26.84 per share. On May 25, 2021, we amended such notes originally issued by LBS in 2020 in order to extend the maturity date. In connection with such amendments, the Old Warrants were canceled, and the Company issued warrants to the noteholders to purchase an aggregate of 8,000 shares of Company common stock at a purchase price of $6.00 per share.

6.

Effective July 21, 2021, we entered into a Waiver and Amendment Agreement with Altium pursuant to which Altium agreed to waive certain rights, waive reset provisions with respect to the exercise price and number of shares subject to outstanding warrants held by Altium, eliminate certain financing restrictions, and accelerate registration rights for the shares underlying the warrants. As consideration for the foregoing, pursuant to the Waiver Agreement, we issued Altium an additional warrant to purchase up to 1,100,000 shares of our common stock with an exercise price of $3.631 per share. The warrant is exercisable beginning six months following the date on which the underlying shares are registered for resale and for five years thereafter.

7.

On August 19, 2021, we issued 1,509,896 shares of common stock and a warrant to purchase up to 377,474 shares of common stock to Yuma Regional Medical Center for a total purchase price of $5,209,141.20. The shares were sold at a purchase price of $3.45 per share. The warrant has an exercise price of $3.45 per share, subject to certain adjustments, and is exercisable for five years.

8.

Effective January 31, 2022, we and Altium entered into a Waiver and Amendment Agreement, pursuant to which Altium agreed to waive any adjustment to the exercise price of the existing warrants held by it from and after such date for issuances of equity or equity-linked securities at a price below the exercise price of the warrants. The Waiver Agreement also includes agreement to, among other things, (i) restrict Altium’s ability to sell our securities through a “leak out” provision whereby sales are restricted by applying a volume limitation, (ii) shorten the notice period for Altium’s participation rights related to certain future securities offerings, (iii) restrict our ability to conduct a primary offering of our securities for a specified period of time, and (iv) provide registration rights for the shares underlying the warrant issued to Altium in consideration of the foregoing. As consideration for the foregoing, pursuant to the Waiver Agreement, we issued Altium an additional warrant to purchase up to 2,250,000 shares of our common stock. The warrant is exercisable beginning six months following January 31, 2022 and the exercise price is $1.10 (the closing price of our common stock on January 28, 2022), subject to customary adjustments for stock splits, stock dividends, stock combinations, reclassifications and similar transactions.

9.

On May 6, 2022, we entered into a securities purchase agreement with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in a registered direct offering, an aggregate of 3,646,690 shares our common stock, par value $0.01 per share, at a purchase price per share of $0.55, for aggregate gross proceeds to us of approximately $2.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. The shares were offered pursuant to an effective shelf registration statement on Form S-3. In connection with such offering, in a concurrent private placement, we also agreed to sell and issue to such purchasers warrants to purchase up to 3,646,690 shares of common stock at an exercise price of $0.7105 per share, the closing bid price of our common stock on May 5, 2022. Such warrants are not exercisable until six months following the date of issuance and expire five and a half years from the date of issuance. In addition, pursuant to a placement agency agreement dated as of May 6, 2022, we engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to act as our exclusive placement agent in connection with the aforementioned registered offering and private placement offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds raised in the aforementioned registered offering and private placement offering and to reimburse its expenses up to an aggregate of $85,000. In addition, we issued Ladenburg warrants on substantially the same terms as the warrants issued to the purchasers in an amount equal to 6.0% of the aggregate number of shares sold in the offering, or 218,801 shares of common stock, at an exercise price of $0.7105 per share and a five-and-a-half year term. The placement agent warrants are not exercisable until six months following the date of issuance.

The offers, sales and issuances of the securities described in this section (a) of Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Company.

(b)	Issuances of Equity Awards

•

In February 2019, as partial compensation for consulting services, we issued to one of our consultants, stock purchase warrants to purchase 25,000 shares of common stock at an exercise price of $6.00 per share. 25% of the warrants are exercisable on the grant date and 75% are exercisable upon completion of initial services. The warrants have a five-year term commencing on January 2019.

•

In February 2019, as compensation for service on the Board, we made a conditional grant to Binxian Wei of options to purchase 5,925 shares of our common stock. The options have a term of 10 years, vest quarterly over the grant year and have an exercise price of $8.80.

•

In June 2019, as compensation for service on the Board, we issued to a new director stock options to purchase 455 shares of common stock at an exercise price of $7.20 per share. The options were issued pursuant to our 2019 Equity Incentive Plan, have a term of 10 years and vested on June 30, 2019.

•

In July 2019, as compensation for service on the Board, we issued certain equity awards to members of our Board pursuant to our 2019 Equity Incentive Plan. Specifically, we issued stock options to purchase 65,590 shares of common stock at exercise prices ranging from $5.90 to $6.00; 4,904 restricted stock units and 15,689 shares of restricted stock. The awards all vest quarterly over the Board year and the options and restricted stock units have a term of 10 years.

•

On April 1, 2020, Seneca Biopharma entered into employment agreements with each of Dane Saglio and Matthew Kalnik, PhD. As an inducement to Mr. Saglio’s employment, we granted him a non-qualified inducement option to purchase up to 70,710 shares of Common Stock on such date. As an inducement to Dr. Kalnik’s employment, we granted him a non-qualified inducement option to purchase up to 282,840 shares of Common Stock on such date. These inducement options had an exercise price of $0.6199 per share, a term of ten (10) years, and vests as follows: (i) one quarter (1/4) of the options vest on April 1, 2020, and (ii) the remaining three-quarters (3/4) of the options will vest on a monthly basis over the thirty-six (36) month period following such date. This inducement option was issued from the Company’s Inducement Award Stock Option Plan (“Inducement Plan”).

•

Effective April 2020, we granted Dr. Kenneth Carter, our then-Executive Chairman, a conditional option grant to purchase 471,400 shares of common stock, subject to the receipt of shareholder approval as well as the forfeiture of all of his previously issued vested and unvested grants. The option grant had a term of ten (10) years, and an exercise price of $0.6199. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) on a monthly basis over the thirty-six (36) month period following the effective date, provided Dr. Carter remains a service provider to the Company over such period. For a period of nine (9) months, subject to adjustment upon the Company’s issuance of common stock including by virtue of exercise, conversion or exchange of common stock equivalents, the shares underlying the options are subject to adjustment to maintain the percentage ownership that the option grant reflects on the date of grant. This resulted in the grant being increased to 864,785 shares of common stock through December 31, 2020. This grant was approved by shareholders on September 9, 2020.

•

Effective April 2020, our Senior Vice President of Research and Development received a conditional option grant to purchase 94,280 shares of common stock, subject to the receipt of shareholder approval as well as the forfeiture of all of his previously issued vested and unvested grants. The option grant has a term of ten (10) years, and an exercise price of $0.6199. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) on a monthly basis over the thirty-six (36) month period following the effective date, provided that such individual remains a service provider to the Company over such period. For a period of nine (9) months, subject to adjustment upon the Company’s issuance of common stock including by virtue of exercise, conversion or exchange of common stock equivalents, the shares underlying the options are subject to adjustment to maintain the percentage ownership that the option grant reflects on the date of grant. This resulted in the grant being increased to 172,957 shares of common stock through December 31, 2020. This grant was approved by shareholders on September 9, 2020.

•	On April 3, 2020, we issued an aggregate of 24,000 restricted stock units (6,000 to each of our then-current directors) as partial compensation for their service on the Board.

•	On April 1, 2021, we issued an aggregate of 24,000 restricted stock units (6,000 to each of our then current directors) as partial compensation for their service on the Board.

•	On September 8, 2021, we issued 12,500 shares of common stock to a consultant in exchange for services to the Company.

The offers, sales and issuances of the securities described in this section (b) of Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of D promulgated under the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Company.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description of document
1.1*	Form of Underwriting Agreement

2.1†	Agreement and Plan of Merger, dated as of December 16, 2020, by and among Seneca Biopharma, Inc., Leading BioSciences, Inc. and Townsgate Acquisition Sub 1, Inc. (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).

3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2021).

3.2	Certificate of Designation of Series A 4.5% Convertible Preferred Stock (Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 12, 2016).

3.3	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 16, 2015).

3.4*	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock.

Exhibit Number	Description of document

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3 , and 3.4.

4.2	Description of Securities (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).

4.4	Form of Series A Preferred Stock Certificate (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 12, 2016).

4.5	Form of Consulting Warrant issued January 2011 and March 2012 (Incorporated by reference to Exhibit 4.01 to the Registrant’s Registration Statement on Form S-3 (File No. 333-188859) original filed with the SEC on May 24, 2013.

4.6	Form of Common Stock Purchase Warrant from August 2017 Public Offering Dated August 1, 2017 (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 28, 2017).

4.7	Form of Common Stock Purchase Warrant from October 2018 Offering (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on October 29, 2018).

4.8	Form of Placement Agent Common Stock Purchase Warrant from October 2018 Offering (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on October 29, 2018).

4.9	Consultant Warrant for Hibiscus BioVentures, LLC issued January 2019 (Incorporated by reference to Exhibit 4.40 to the Registrant’s Form 10-Q, originally filed with the SEC on May 14, 2019).

4.10	Form of Series M and Series N warrant from July 2019 Offering (Incorporated by reference to Exhibit 4.45 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-232273), filed with the SEC on July 24, 2019).

4.11	Letter Agreement from January 2020 Offering (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020).

4.12	Form of Series O Pre-Funded Warrant from July 2019 Offering (Incorporated by reference to Exhibit 4.46 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-232273), filed with the SEC on July 24, 2019).

4.13	Form of Series Q Replacement Warrant issued in January 2020 Offering (Incorporated by reference to Exhibit 4.02 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020).

4.14	Form of Placement Agent Agreement from January 2020 Offering (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020).

4.15	Form of Placement Agent Warrant issued in January 2020 Offering (Incorporated by reference to Exhibit 4.03 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020).

4.16	Form of Placement Agent Warrant issued in May 2020 Offering (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on May 27, 2020).

Exhibit Number	Description of document
4.17	Form of Securities Purchase Agreement with Investors from May 2020 Offering (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on May 27, 2020).

4.18	Form of Warrant to Purchase Shares of Common Stock of Leading BioSciences, Inc. (Incorporated by reference to Exhibit 4.30 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).

4.19	Form of Bridge Warrant of Leading BioSciences, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).

4.20	Form of Equity Warrant of Leading BioSciences, Inc. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).

4.21†	Registration Rights Agreement, by and between Seneca Biopharma, Inc. and the investor party thereto, dated December 16, 2020 (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).

4.22	Waiver Agreement, dated as of July 21, 2021, by and between Palisade Bio, Inc. and Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 22, 2021).

4.23	Warrant, dated as of July 21, 2021, issued to Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 22, 2021).

4.24	Waiver Agreement, dated as of January 31, 2022, by and between Palisade Bio, Inc. and Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 21, 2022).

4.25	Warrant, dated as of January 31, 2022, issued to Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 21, 2022).

4.26	Securities Purchase Agreement, dated as of August 19, 2021, by and between Palisade Bio, Inc. and Yuma Regional Medical Center (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2021).

4.27	Warrant, dated as of August 19, 2021, issued to Yuma Regional Medical Center (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2021).

4.28	Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2022).

4.29	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2022).

4.30*	Form of Warrant to Purchase Shares of Common Stock

4.31*	Form of Warrant Agency Agreement

4.32*	Form of Lock-Up and Voting Agreement

5.1	Opinion of Cooley LLP (Incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on July 22, 2022).

10.1#	Seneca Biopharma 2019 Equity Incentive Plan (Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement, originally filed with the SEC on April 29, 2019).

10.2#	Form of Restricted Option Grant from 2019 Equity Incentive Plan (Incorporated by reference to Exhibit 4.43 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232273), originally filed with the SEC on June 21, 2019, originally filed with the SEC on June 21, 2019).

Exhibit Number	Description of document

10.3#	License Agreement, by and between Leading BioSciences, Inc. and The Regents of the University of California, dated August 19, 2015, as amended on December 20, 2019 (Incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).

10.4#	License Agreement, by and between Leading BioSciences, Inc. and The Regents of the University of California, dated April 1, 2020 (Incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).

10.5#	License Agreement, by and between Palisade Bio, Inc. and The Regents of the University of California, dated July 6, 2021 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).

10.6#	Co-Development and Distribution Agreement, by and between Leading BioSciences, Inc. and Newsoara Biopharma Co., Ltd. (as successor-in-interest to Biolead Medical Technology Limited), dated February 17, 2018, as amended on November 27, 2018 (Incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).

10.7	Form of Seneca Biopharma, Inc. Support Agreement, dated as of December 16, 2020, by and between Leading BioSciences, Inc. and each of the parties named in each agreement therein (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).

10.8	Form of Leading BioSciences, Inc. Support Agreement, dated as of December 16, 2020, by and between Seneca Biopharma, Inc. and each of the parties named in each agreement therein(Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).

10.9†	Securities Purchase Agreement, by and between Leading BioSciences, Inc. and the investor party thereto, dated December 16, 2020 (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).

10.10†	Securities Purchase Agreement, by and among Seneca Biopharma, Inc., Leading BioSciences, Inc. and the investor party thereto, dated December 16, 2020 (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).

10.11	Amendment Agreement to Securities Purchase Agreement by and among, the Company, Leading BioSciences, Inc. and Altium Growth Fund, LP, dated May 3, 2021 (Incorporated by reference to Exhibit 10.03 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2021).

10.12	Form of Separation Agreement with Seneca Biopharma, Inc. Executives (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 18, 2021).

10.13†	Contingent Value Rights Agreement, dated as of April 27, 2021, by and among the Company, American Stock Transfer & Trust Company, LLC and Raul Silvestre (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2021).

10.14+	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.03 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 18, 2018).

Exhibit Number	Description of document

10.15+	Leading BioSciences, Inc. Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise of Stock Option thereunder (Incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).

10.16+	Palisade Bio, Inc. 2021 Equity Incentive Plan, as amended (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).

10.17+	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).

10.18+	Form of Non-Employee Director Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).

10.19+	Palisade Bio, Inc. Employee Stock Purchase Plan (Incorporated by reference to Exhibit 4.30 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 23, 2021).

10.20+	Palisade Bio, Inc. 2021 Inducement Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).

10.21+	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Palisade Bio, Inc. 2021 Inducement Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-261196), filed with the SEC on November 19, 2021).

10.22+	Form of Stock Option Grant Notice and Award Agreement under the Palisade Bio, Inc. 2021 Inducement Incentive Plan (Incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-261196), filed with the SEC on November 19, 2021).

10.23	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.23 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).

10.24+	Amended and Restated Executive Employment Agreement, by and between Leading BioSciences, Inc. and JD Finley, dated January 24, 2021(Incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).

10.25+	Executive Employment Agreement, by and between Leading BioSciences, Inc. and Thomas Hallam, Ph.D., dated December 16, 2020 (Incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).

10.26+	Executive Employment Agreement, by and between Leading BioSciences, Inc. and Michael Dawson, M.D., dated December 16, 2020 (Incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).

10.27†	Asset Transfer Agreement, by and between Alto Neuroscience, Inc. and Palisade Bio, Inc., dated October 18, 2021 (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).

10.28	Office Lease Between AP Beacon Carlsbad, LP, and Palisade Bio, Inc., dated May 12, 2022 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q, filed with the SEC on March 17, 2022).

Exhibit Number	Description of document

10.29†	Form of Securities Purchase Agreement, dated May 6, 2022, by and among the Company and the purchasers named therein (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2022).

10.30	Placement Agency Agreement, dated May 6, 2022, by and between the Company and Ladenburg Thalmann & Co. Inc. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2022).

16.1	Letter dated July 8, 2021 from Dixon Hughes Goodman LLP to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 9, 2021).

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).

23.1	Consent of BDO USA LLP, Independent Registered Public Accounting Firm. (Incorporated by reference to Exhibit 23.1 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on July 22, 2022).

23.2	Consent of Cooley LLP (Incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on July 22, 2022).

24.1	Power of Attorney (included in signature page)

107	Filing Fee Table (Incorporated by reference to Exhibit 107 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on July 22, 2022).

*	Filed herewith.
+	Indicates management contract or compensatory plan.
#	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.
†

Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or related notes, which are incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on August 2, 2022.

Palisade Bio, Inc.

By:	/s/ Thomas M. Hallam, Ph.D.
Thomas M. Hallam, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Hallam, Ph.D.	Chief Executive Officer and Director	August 2, 2022
Thomas M. Hallam, Ph.D.	(Principal Executive Officer)

/s/ J. D. Finley	Chief Financial Officer	August 2, 2022
J.D. Finley	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	August 2, 2022
James R. Neal

*	Director	August 2, 2022
Cristina Csimma, Pharm.D.

*	Director	August 2, 2022
Stephanie Diaz

*	Director	August 2, 2022
Mary Ann Gray, Ph.D.

*	Director	August 2, 2022
Robert J. Trenschel, D.O.

*	Director	August 2, 2022
Binxian Wei

*	Director	August 2, 2022
Donald A. Williams

*By:	/s/ J.D. Finley
J.D. Finley
Attorney-in-Fact